Exhibit 99.1

DTS Reports Second Quarter 2008 Financial Results

Agoura Hills, Calif. — August 7, 2008 — DTS, Inc. (Nasdaq: DTSI) today announced financial results for the second quarter and six months ended June 30, 2008.

For the second quarter of 2008, DTS reported revenue from continuing operations of $12.8 million and income from continuing operations of $1.4 million, or $0.07 per diluted share. This compares to revenue from continuing operations of $12.9 million and income from continuing operations of $2.4 million, or $0.13 per diluted share, reported in the second quarter of 2007.

Stock-based compensation expense for the second quarter of 2008 was $1.1 million, or $0.03 per diluted share net of tax, compared to $0.8 million or $0.03 per diluted share net of tax, for the second quarter of 2007.

For the six months ended June 30, 2008, the Company reported revenue from continuing operations of $28.0 million and income from continuing operations of $4.6 million, or $0.25 per diluted share. This compares to revenue from continuing operations of $25.5 million and income from continuing operations of $4.3 million, or $0.23 per diluted share, recorded in the same period of 2007.

“We are again pleased to report solid results for the quarter,” commented Jon Kirchner, president and CEO of DTS, Inc. “The quarter unfolded largely as we expected and given the economic environment, we are encouraged with our results for the first half of 2008.

“We believe we are well on track to achieve our full year expectations of $55 to $59 million dollars in revenue and EPS from continuing operations of $0.52 to $0.58 per diluted share.

“We are excited about our long-term prospects as the market for Blu-ray Disc and other parts of our business continue to build momentum,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call today, Thursday, August 7, 2008, starting at 2:00 p.m. Pacific Daylight Time. To access the conference call, dial 866-249-6463 or 303-262-2131 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:00 p.m. Pacific Daylight Time on August 7, 2008 through August 14, 2008, by dialing 800-405-2236 or 303-590-3000 (outside the U.S. and Canada) and entering the pass code 11117685.

About DTS

DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, HD-DVD, Blu-ray Disc and Surround Music software. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in Canada, China, France, Hong Kong, Ireland, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-827-2279
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the timing, costs and attention attendant to the divesture of the non-consumer business, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	June 30,
	2007	2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,523	$56,926
Short-term investments	49,879	28,578
Accounts receivable, net of allowance for doubtful accounts of $81 and
$90 at December 31, 2007 and March 31, 2008, respectively	8,675	5,778
Deferred income taxes	8,776	6,368
Prepaid expenses and other current assets	1,342	1,126
Income taxes receivable, net	2,085	1,890
Assets of discontinued operations held for sale	8,629	—
Total current assets	114,909	100,666
Property and equipment, net	5,861	6,200
Intangible assets, net	2,387	2,363
Deferred income taxes	8,584	12,832
Long-term investments	—	22,634
Other assets	3,019	1,741
Assets of discontinued operations held for sale	3,457	—
Total assets	$138,217	$146,436

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,068	$935
Accrued expenses and other current liabilities	6,118	7,436
Liabilities of discontinued operations held for sale	7,503	—
Total current liabilities	14,689	8,371
Other long-term liabilities	2,242	2,520
Liabilities of discontinued operations held for sale	474	—

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2007 and June 30, 2008; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2007 and June 30, 2008; 18,669 and
19,165 shares issued at December 31, 2007 and June 30, 2008, respectively; 17,669 and 18,165 outstanding at December 31, 2007
and June 30, 2008, respectively	2	2
Additional paid-in capital	140,008	148,342
Treasury stock, at cost - 1,000 shares at December 31, 2007
and June 30, 2008	(22,670)	(22,670)
Accumulated other comprehensive income	193	262
Retained earnings	3,279	9,609
Total stockholders' equity	120,812	135,545

Total liabilities and stockholders' equity	$138,217	$146,436

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(Unaudited)

Revenue	$12,911	$12,829	$25,519	$28,039
Cost of revenue	299	314	554	608
Gross profit	12,612	12,515	24,965	27,431
Operating expenses:
Selling, general and administrative	8,022	8,726	16,094	17,523
Research and development	1,666	1,876	3,270	3,639
Total operating expenses	9,688	10,602	19,364	21,162
Income from operations	2,924	1,913	5,601	6,269
Interest and other income, net	871	388	1,227	1,267
Income from continuing operations before income taxes	3,795	2,301	6,828	7,536
Provision for income taxes	1,432	927	2,482	2,911
Income from continuing operations	2,363	1,374	4,346	4,625
Income (loss) from discontinued operations, net of tax	(3,021)	3,639	(5,769)	1,705
Net income (loss)	$(658)	$5,013	$(1,423)	$6,330

Earnings per share - basic:
Income from continuing operations	$0.13	$0.08	$0.24	$0.26
Discontinued operations, net of tax	(0.17)	0.20	(0.32)	0.10
Net income (loss)	$(0.04)	$0.28	$(0.08)	$0.36

Earnings per share - diluted:
Income from continuing operations	$0.13	$0.07	$0.23	$0.25
Discontinued operations, net of tax	(0.17)	0.20	(0.31)	0.10
Net income (loss)	$(0.04)	$0.27	$(0.08)	$0.35

Weighted average shares used to compute
net income (loss) per common share:
Basic	18,026	17,714	17,996	17,620
Diluted	18,698	18,358	18,685	18,209